Exhibit 10.5(d)

FOURTH AMENDMENT TO
AMENDED AND RESTATED SYNTHETIC NATURAL GAS
PURCHASE AND SALE AGREEMENT

This Fourth Amendment to the Amended and Restated Synthetic Natural Gas Purchase and Sale Agreement (this “Fourth Amendment”) is made and entered into effective as of October 30, 2008 by and between The Procter & Gamble Paper Products Company (“Purchaser”) and Lima Energy Company (“Seller”).  Purchaser and Seller are sometime collectively referred to in this Fourth Amendment as the “Parties” and individually as a “Party”.

Whereas, Purchaser and Seller entered into a certain Amended and Restated Synthetic Natural Gas Purchase and Sale Agreement (the “Original Agreement”) dated August 13, 2007;

Now, therefore, in consideration of the mutual covenants set forth in this Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.      Terms that are capitalized in this Fourth Amendment, but not otherwise defined shall have the same meanings as set forth in the Original Agreement.

2.      The definition for the term “Facility” in Section 1.1 shall be amended as follows: “Facility” means the gasification and SNG production facility capable of converting certain types of solid feedstock into Gas, having an initial Gas output capability of approximately 45,000 MMBtu per Day, which may be expanded to a Gas output capability of approximately 150,000 MMBtu per day, and to be located on the Facility Site, including the Interconnection Facilities, and any additions thereto or replacements thereof.”

Except as set forth in this Fourth Amendment, the terms and conditions set forth in the Original Agreement shall remain in place and unmodified.  Each of Purchaser and Seller hereby reaffirms the terms and conditions of the Agreement as modified by this Fourth Amendment.

Executed to be effective as of the Effective Date.

The Procter & Gamble Paper Products Company

By:	/s/ Roberto Magana
Name:
Title:	Vice President – Gas Purchases

Lima Energy Company

By:	/s/ Dwight N. Lockwood
Name:
Title:	Secretary